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                                                                    EXHIBIT (10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (Registration Nos. 333-109499 and 811-09007) of our report dated April 29, 2005 relating to the financial statements of The United States Life Insurance Company in the City of New York, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 11, 2005